SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                            TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



         Date of report (Date of earliest event reported):    February 10, 2005

                          Source Direct Holdings, Inc.
             (Exact Name of Registrant as Specified in Its Charter)

                                     Nevada
                 (State of Other Jurisdiction of Incorporation)


       333-69414                                 98-0191489
(Commission File Number)               (IRS Employer Identification No.)


                 4323 Commerce Circle                           83401
       (Address of Principal Executive Offices)              (Zip Code)


                                  208-529-4114
              (Registrant's Telephone Number, Including Area Code)


                   2345 N. Woodruff, Idaho Falls, Idaho 83401
          (Former Name or Former Address, if Changed Since Last Report)


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Item 1.01.  Entry into a Material Definitive Agreement

         Agreement with Fusion Packaging Solutions, Inc.

     On February 10, 2005, Source Direct Holdings, Inc., a Nevada corporation with principal offices in Idaho Falls, Idaho (the "Company"), entered into a Co-branding Supply Agreement (the "Agreement") with Fusion Packaging Solutions, Inc., located in Nampa, Idaho ("Fusion").

         Pursuant to the Agreement, Fusion will sell and ship to the Company certain of its products, including Pig Spit Original Conditioning Spray, Pig Spit Glass & Plexi Cleaner, and Pig Spit Quick Detailer (the "Products"). Pig Spit is a high-end chrome polish that restores chrome to showroom shine. It reconditions vinyl and rubber. It does not collect dust or burn off, and it wicks into hard-to-reach areas like motor fins and transmissions. The Company will sell the Products in connection with the Company's own products, including Simply Wow and Stain Pen.

         The Company and Fusion also agreed that 5% of the gross sales proceeds from Pig Spit would be contributed to the non-profit corporation Ride to the Wall, Inc., which is a foundation, based in Boise, Idaho, that makes funds available to various approved veterans' outreach programs.

         The term of the Agreement is for one year, and the Agreement automatically renews for subsequent one year terms unless terminated pursuant to the terms of the Agreement.

Item 9.01.  Financial Statements and Exhibits.

(a) Financial Statements. None.

         (b) Pro Forma Financial Information. Not Applicable.

(c) Exhibits.

10.1 Co-Branding Supply Agreement between Source Direct Holdings, Inc., and Fusion Packaging Solutions, Inc., dated as of February 10, 2005.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                          Source Direct Holdings, Inc.


Date: February 14, 2005                 By: /s/ Deren Smith
                                           -----------------------------------
                                           Deren Smith, President